                                                                     EXHIBIT 1.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.


                            SIGNATURE EYEWEAR, INC.
                             498 NORTH OAK STREET
                              INGLEWOOD, CA 90302


                           REPRESENTATIVES' WARRANT


--------------------------------------------------------------------------------------------
Date of Issuance:  As of ____________, 1997      Right to Purchase 180,000 shares of
Expiration Date:  As of ____________, 2002       Common Stock, as part of a Grant of Rights
                                                 to Purchase an Aggregate of 180,000 shares
                                                 of Common Stock (subject to adjustment)

--------------------------------------------------------------------------------------------


     THIS CERTIFIES THAT, in consideration of the premises, the payment by the party named immediately below (an "Underwriter," as defined in Section 1 hereof) of one mil ($.001) per warrant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, or permitted transferees in accordance with Section 2 or its registered assigns (the "Registered Holder"), is entitled to purchase from SIGNATURE EYEWEAR, INC., a California corporation (the "Company"), the number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company set forth above, subject to adjustment pursuant to Section 5 hereof, at the price of [$_______] (120% of the initial public offering price of the Common Stock) per share of Common Stock (as adjusted from time to time pursuant to Section 4 or Section 6 hereof, the "Exercise Price"). This Representatives' Warrant is issued as contemplated by that certain Underwriting Agreement dated as of ___________, 1997 between Fechtor, Detwiler & Co., Inc., Van Kasper & Company, the Company and certain underwriters named on Schedule B thereto (the "Agreement").

     The amount and kind of securities purchasable pursuant to the rights granted under this Representatives' Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Representatives' Warrant. This Representatives' Warrant is also subject to the following provisions:

                                   SECTION 1

                              Certain Definitions
                              -------------------

     As used in this Representatives' Warrant, the following terms have the meanings set forth below:

     "AGREEMENT" is the Underwriting Agreement dated as of August ___, 1997 among the Company and Fechtor, Detwiler, as representative of the several Underwriters.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON STOCK" means the Company's common stock, $.001 par value per share.

     "DATE OF ISSUANCE" is the date set forth on the front page of this Representatives' Warrant, and the terms "date hereof," "date of this Representatives' Warrant," and similar expressions shall be deemed to refer to the Date of Issuance, as specified in Section 12 of this Representatives' Warrant.

     "EFFECTIVE DATE" means the date on which the Registration Statement is declared effective by the Commission.

     "EXERCISE PERIOD" means the period of time commencing at 12:01 A.M., Eastern Time, on the first anniversary date of the Effective Date and ending at 5:00 P.M., Eastern Time, on the fifth anniversary date of the Effective Date.

     "MARKET PRICE" means the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by Nasdaq, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information then available to it. Should the Market Price be determined by the Board of Directors of the Company pursuant to the last clause of the previous sentence, such determination shall, absent manifest error, be binding upon the Registered Holders.

     "NASDAQ" means The Nasdaq National Market or the Nasdaq Small Cap Market, as the case may be, or such other similar interdealer quotation system as may in the future be used generally by members of the National Association of Securities Dealers, Inc. ("NASD") for over-the-counter transactions in securities.

     "PERSON" means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, and a government or any department or agency thereof.

     "REGISTRATION STATEMENT" means the Company's registration statement on Form S-1, File No. 33-______, filed with the Commission.

     "UNDERWRITER" or "UNDERWRITERS" means Fechtor, Detwiler & Co., Inc., Van Kasper & Company, and such other broker-dealers participating as underwriters with respect to the public offering of Common Stock as contemplated by the Agreement.

     "STOCK" means shares of the Company's authorized but unissued Common Stock issued or issuable upon exercise of this Representatives' Warrant or any other of the Representatives' Warrants; provided that if there is a change such that
                                  --------
the securities issuable upon exercise of an Representatives' Warrant are issued by an entity other than the Company, or there is a change in the class of securities so issuable, then the term "Stock" will mean one share of the security issuable upon exercise of the Representatives' Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "REPRESENTATIVES' WARRANT" means this Representatives' Warrant and all other Representatives' Warrants issued as contemplated by the Agreement, and all Representatives' Warrants issued in exchange or substitution for this Representatives' Warrant or any such other warrant pursuant to the terms hereof or thereof, as the case may be.

                                   SECTION 2

                  TRANSFER RESTRICTIONS UNTIL EXERCISE PERIOD
                  -------------------------------------------

     Until the commencement of the Exercise Period, the Registered Holder may not sell, assign, transfer or hypothecate this Representatives' Warrant, in whole or in part, except: (i) to the officers, directors, employees, partners and affiliates of any Underwriter; (ii) to selected dealers, whether or not named in the Agreement, which participated in the initial public offering of the Company's shares of Common Stock, and their officers, directors, employees, partners and affiliates; and (iii) by operation of law.

                                   SECTION 3

                      EXERCISE OR REPRESENTATIVES' WARRANT
                      ------------------------------------

     3.1  EXERCISE PERIOD. The Registered Holder may exercise this
          ---------------
Representatives' Warrant, in whole or in part, at any time and from time to time, during the Exercise Period and the exercise hereof may be for such number of shares of Stock as the Registered Holder may, in its sole discretion decide.

     3.2  EXERCISE PROCEDURE
          ------------------

          (a) This Representatives' Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

              (i) a completed Exercise Agreement, as described below, executed by the Person exercising all or part of the purchase rights represented by this Representatives' Warrant (the "Purchaser");

              (ii) this Representatives' Warrant (subject to delivery by the Company of a new Representatives' Warrant with respect to any unexercised portion, as provided in Subsection 3.2(b));

              (iii) if this Representatives' Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth as
Exhibit II hereto, evidencing the assignment of this Representatives' Warrant to the Person; and

              (iv) except as provided in Section 3.3 below, a certified or bank check or other certified funds payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Stock being purchased upon such exercise.

          (b) Certificates for shares of Common Stock purchased upon exercise of this Representatives' Warrant will be delivered by the Company to the Purchaser within three (3) business days after the Exercise Date. Unless this Representatives' Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Representatives' Warrant representing the rights formerly represented by this Representatives' Warrant that have not expired or been exercised. The Company will, within such three-day period, deliver such new Representatives' Warrant to the Person designated for delivery in the Exercise Agreement.

          (c) The Common Stock issuable upon the exercise of this Representatives' Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Stock on the Exercise Date.

          (d) The issuance of certificates for Common Stock upon exercise of this Representatives' Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of Common Stock; provided, however that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Registered Holder of this Representatives' Warrant and the Company shall not be required to issue or deliver any such certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (e) The Company will not close its books for the transfer of this Representatives' Warrant or the shares of Common Stock issued or issuable upon the exercise of this Representatives' Warrant in any manner that interferes with the timely exercise of this Representatives' Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Representatives' Warrant is at all times equal to or less than the Exercise Price of the Common Stock (divided by such number of shares) then in effect.

     3.3  EXERCISE BY SURRENDER OF WARRANT.  In addition to the method of
          --------------------------------
payment set forth in Section 3.2 and in lieu of any cash payment required thereunder, the Registered Holder shall have the right at any time and from time to time subject to Section 3.1, and further subject to such Registered Holder having a sufficient number of shares of Common Stock remaining to be purchased under this Representatives' Warrant so as to allow for the payment as provided for below, to exercise this Representatives' Warrant in whole or in part by surrendering hereof in the manner specified in Section 3.2 as payment of the aggregate Exercise Price per share of the Common Stock. The number of Warrants to be surrendered in payment of the aggregate Exercise Price of the Common Stock for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price per share of Common Stock, and then dividing the product thereof by an amount equal to the Market Price per share of Common Stock minus the Exercise Price per share of Common Stock. [Solely for the purposes of this Section 3.3, Market Price shall be the average of the Market Price for the three (3) trading days preceding the date on which the form of Exercise Agreement attached hereto is deemed to have been sent to the Company pursuant to Section 15.3 hereof ("Notice Date").]

     3.4  EXERCISE AGREEMENT.  The Exercise Agreement will be substantially in
          ------------------
the form set forth as Exhibit I hereto, except that if the Stock is not to be issued in the name of the Registered Holder of this Representatives' Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates or instrument for the Stock is to be issued, and if the number of shares of Stock purchasable does not include all of such securities purchasable hereunder, it will also state the name of the Person to whom a new Representatives' Warrant for the unexercised portion of the rights hereunder is to be delivered.

     3.5  FRACTIONAL SHARES OR WARRANTS.  If a fractional share of Stock would,
          -----------------------------
but for the provisions of Subsection 3.1, be issuable upon exercise of the rights represented by this Representatives' Warrant, the Company will, within twenty days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share of Stock, in an amount equal to the Market Price of such fractional share of Stock as of the close of business on the Exercise Date.

                                   SECTION 4

                                EXERCISE PRICE
                                --------------

     4.1  GENERAL.  The initial Exercise Price of this Representatives' Warrant
          -------
is set forth on the front page of this Representatives' Warrant. In order to prevent dilution of the rights granted under this Representatives' Warrant, the initial Exercise Price will be subject to adjustment from time to time pursuant to this Section 4.

     4.2  SUBDIVISION OR COMBINATION OR COMMON STOCK; AND STOCK DIVIDENDS.  If
          ---------------------------------------------------------------
the Company shall at any time after the date hereof (a) issue any shares of Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or any rights to purchase Common Stock or Convertible Securities, as a dividend upon Common Stock, (b) issue any shares of Common Stock, in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, then the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision, or combination and the denominator of which shall be the number of shares of Common Stock (plus any Convertible Securities issued in connection therewith) outstanding immediately after such dividend, subdivision, or combination.

     4.3  CERTAIN DIVIDENDS OR DISTRIBUTIONS.  If the Company shall declare a
          ----------------------------------
dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock or Convertible
                           ---
Securities, the Exercise Price shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend or distribution, to the fair value of such dividend or distribution per share of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. For purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as reasonably determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend or distribution are to be determined.

     4.4  NO DE MINIMIS ADJUSTMENTS.  No adjustment of the Exercise Price shall
          -------------------------
be made if the amount of such adjustment would be less than one cent per share. In such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

                                   SECTION 5

                            ADJUSTMENT OF NUMBER OF
                       SECURITIES ISSUABLE UPON EXERCISE
                       ---------------------------------

     Upon each adjustment of the Exercise Price pursuant to Section 4 hereof, the Registered Holder of this Representatives' Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date purchase rights under this Representatives' Warrant are exercised, the number of shares of Common Stock, calculated to the nearest number of shares of Stock, determined by (a) multiplying the number of shares of Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and
(b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise.

                                   SECTION 6

                           EFFECT OF REORGANIZATION,
                RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE
                ------------------------------------------------

     If at any time while this Representatives' Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Subsection 4.2 hereof), any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, then the Registered Holder of this Representatives' Warrant shall thereafter upon exercise of this Representatives' Warrant be entitled to receive the number of shares of capital stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Representatives' Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition if this Representatives' Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Representatives' Warrant with respect to the rights and interests thereafter of the Registered Holder of this Representatives' Warrant to the end that the provisions set forth in this

Representatives' Warrant (including those relating to adjustments of the Exercise Price and the number of shares and warrants issuable upon the exercise of this Representatives' Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Representatives' Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition and the Registered Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation, or merger. If in any such reorganization, reclassification, consolidation, or merger, additional shares of Common Stock be issued in exchange, conversion, substitution, or payment, in whole or in part, for or of a security of the Company other than Common Stock deliverable from exercise of this Representatives' Warrant, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 4. The Company shall not effect any such reorganization, consolidation, or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the Registered Holder hereof such shares of stock or other securities, cash, or property as such Registered Holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Representatives' Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Representatives' Warrant shall terminate upon the earlier of the expiration of the Exercise Period or nine (9) months after the Company gives written notice to the Registered Holder of this Representatives' Warrant that such sale or other disposition has been consummated.

                                   SECTION 7

                             NOTICE OF ADJUSTMENT
                             --------------------

     Immediately upon any adjustment of the Exercise Price, or increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Representatives' Warrant, the Company will send written notice thereof to all Registered Holders, stating the adjusted Exercise Price and the increased or decreased number of shares of Stock purchasable upon exercise of this Representatives' Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 8 below.

                                   SECTION 8

                        PRIOR NOTICE OF CERTAIN EVENTS
                        ------------------------------

     If at any time:

          (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends payable out of earnings or earned surplus) to the holders of its Common Stock;

          (b) the Company shall offer for subscription pro rata to the holders
                                                       --------
of its Common Stock any additional shares of stock of any class or any other rights;

          (c) there shall be any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another corporation, or a sale or disposition of all or substantially all its assets; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company, then, in each such case, the Company shall give prior written notice, by hand delivery or by certified mail, postage prepaid, addressed to the Registered Holder of this Representatives' Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the record date or the effective date, whichever is earlier, of the subject action or other event.

     If any other event (not listed above) would require adjustment to the Exercise Price, then the Company shall give prior written notice thereof (in substance as set forth above) to the Registered Holder at its address and in the manner provided in Section 15.3 hereof.

                                   SECTION 9

                         NEW PRO RATA PURCHASE RIGHTS
                         ----------------------------

     If at any time prior to the expiration of the Exercise Period the Company grants, issues, or sells any Options, Convertible Securities, or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the Registered Holder of this Representatives' Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Registered Holder could have acquired if such Registered Holder had held the number of shares of Stock acquirable upon exercise of this Representatives' Warrant had this Representatives' Warrant been fully exercised immediately prior to the date on which a record was taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record was taken, the date as or which the record holders of Common Stock were determined for the grant, issuance, or sale of such Purchase Rights.

                                  SECTION 10

                          RESERVATION OF COMMON STOCK
                          ---------------------------

     The Company will at all times reserve and keep available for issuance upon the exercise of the Representatives' Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Representatives' Warrants and Purchase Rights, and the Company covenants and agrees that, upon such issuance such shares of Common Stock will be validly issued, fully paid, and nonassessable and not subject to the preemptive right of any stockholder. As long as this Representatives' Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of this Representatives' Warrant to be approved for listing (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq.

                                  SECTION 11

                      NO STOCKHOLDER RIGHTS OR OBLIGATION
                      -----------------------------------

     This Representatives' Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, except as specifically provided in this Agreement. No provision of this Representatives' Warrant, in the absence of affirmative action by the Registered Holder to purchase Stock, and no enumeration in this Representatives' Warrant of the rights or privileges of the Registered Holder, will give rise to any obligation of such Registered Holder for the Exercise Price of Stock acquirable by exercise hereof or as a stockholder of the Company.

                                  SECTION 12

                           EXCHANGE AND REPLACEMENT
                          FOR DIFFERENT DENOMINATIONS
                          ---------------------------

     The Representatives' Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Representatives' Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Representatives' Warrants, as set forth on the front page hereof, will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft or destruction or mutilation of this Representatives' Warrant and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement of all reasonable expenses, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Representatives' Warrant of like tenor, in lieu thereof. The date the Company initially issued this Representatives' Warrant, which is set forth on the front page hereof, will be deemed to be the "Date of Issuance" of this Representatives' Warrant and any Representatives' Warrant exchanged or substituted therefor, regardless of the number of times (and dates on which) new certificates representing the unexpired and unexercised rights formerly represented by this Representatives' Warrant are issued.

                                  SECTION 13

                                TRANSFERABILITY
                                ---------------

     Subject to the transfer conditions referred to in Section 2 or in the remaining provisions or this Section 13, this Representatives' Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Representatives' Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company located at 498 N. Oak Street, Inglewood, CA 09302. This Representatives' Warrant and the Stock issued upon exercise hereof may not be offered, sold, or transferred except in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws; and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this

Section 13 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any Person purchasing this Representatives' Warrant or any underlying security pursuant to a registration statement effective under the Act. The Registered Holder of this Representatives' Warrant agrees that, prior to the disposition of any Stock purchased on the exercise hereof under circumstances that might require registration of such Stock under the Act, or any similar statute then in effect, the Registered Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of such Stock under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Registered Holder of such opinion, whereupon the Registered Holder shall be entitled to dispose of such Stock in accordance with the terms of the notice delivered by the Registered Holder to the Company. The above agreement by the Registered Holder of this Representatives' Warrant shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 14 hereof.

                                  SECTION 14

                              REGISTRATION RIGHTS
                              -------------------

     14.1 DEMAND RIGHTS.  At any time during the Exercise Period, the Registered
          -------------
Holders of Stock whose holdings thereof comprise a "majority" (as hereinafter defined) of the shares of Stock purchasable upon the exercise of outstanding Representatives' Warrants and outstanding shares of Stock from exercise of an Representatives' Warrant not previously sold pursuant to a registration statement as contemplated by this Section 14 (collectively, the "Warrant Securities") shall have the right (which right is in addition to the registration rights under Section 14.2 hereof), exercisable by written notice to the Company, to require the Company to prepare and file with the Commission a new registration statement under the Act (or, in lieu thereof, a post-effective amendment or amendments to the Registration Statement, if then permitted under the Act), covering all or any portion (as designated by the Registered Holders) of the Warrant Securities and to use its best efforts to obtain promptly and maintain the effectiveness thereof for at least nine (9) months. The Company covenants and agrees to give written notice of any registration request under this Section 14.1 by any Registered Holder to all other Registered Holders of the Warrant Securities within ten (10) days from the date of receipt of any such registration request.

     14.2 "PIGGYBACK RIGHTS".  In addition, if at any time during the seven (7)
          ------------------
years after the Effective Date, the Company shall prepare and file one or more post-effective amendments to the Registration Statement, or new registration statements under the Act, with respect to a public offering of equity or debt securities of the Company, or of any such securities of the Company held by its security holders, the Company will include in any such post-effective amendment such information as may be required to permit a public offering of the Warrant Securities by the Registered Holders thereof or their respective designees or transferees, or will include in any such new registration statement such information as is required, and such number of Warrant Securities held by the Registered Holders thereof or their respective designees or transferees as may be requested by them, to permit a public offering of the Warrant Securities so requested; provided, however, that in the case of an underwritten offering, if,
           --------  -------
in the written opinion of the Company's managing underwriter for such offering, the inclusion of the Warrant Securities requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then such managing underwriter may exclude from such offering that portion of the Warrant Securities requested to be so registered, so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affect the entire offering, provided that at least a pro rata amount of the securities that otherwise were proposed to be registered for other stockholders is also excluded. In the event of such a proposed registration, the Company shall furnish the then Registered Holders of Warrant Securities with not less than thirty (30) days' written notice prior to the proposed date of filing of such post-effective amendment or new registration statement. Such notice shall continue to be given by the Company to Registered Holders of Warrant Securities, with respect to subsequent registration statements or post-effective amendments filed by the Company, until such time as all of the Warrant Securities have been registered or may be sold without registration under the Act or applicable state securities laws and regulations, and without limitation as to volume, pursuant to Rule 144 of the Act. The holders of Warrant Securities shall exercise the rights provided for in this Subsection 14.2 by giving written notice to the Company, within twenty (20) days of receipt of the Company's notice of its intention to file a post-effective amendment or new registration statement.

     14.3 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION.  In connection
          -----------------------------------------------------
with any registration under Section 14.1 or 14.2 hereof, the Company covenants and agrees as follows:

          (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Registered Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be required; provided, however, that the Company may at any time, delay the filing
          --------  -------
or delay or suspend the effectiveness of such demand or piggyback registration or, without suspending such effectiveness, instruct the Registered Holder(s) not to sell any securities included in such demand or piggyback registration, (i) if the Company shall have determined upon the written advice of counsel (confirmation of which notice shall be provided to the Registered Holder(s) in writing by such counsel) that the Company would be required to disclose any actions taken or proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Company or on such actions, or (ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a "Suspension Period") by providing the Registered Holder(s) with written notice of such Suspension Period and the reasons therefor; and provided further, that
                                                        -------- -------
the Suspension Periods, in the aggregate, do not exceed sixty (60) days. The Company shall provide such notice as soon as practicable and in any event prior to the commencement of such a Suspension Period. In the event of a Suspension Period, the nine-month effective period during which a demand registration is to remain effective pursuant to Section 14.1 shall be tolled until the end of any such Suspension Period.

          (b) The Company shall pay all costs (excluding fees and expenses of the Registered Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of the Registered Holder(s)), fees and expenses in connection with all post-effective amendments or new registration statements filed pursuant to Sections 14.1 and 14.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. Provided the Registered Holders(s) requesting registration shall have timely furnished the Company with all information and taken such other actions as may be required by the Company in order to effect such registration, if the Company shall willfully fail to comply with the provisions of Section 14.3(a), the Company shall, in addition to any other equitable or other relief available to the Registered Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.

          (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as is reasonably requested by the Registered Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (d) Nothing contained in this Agreement shall be construed as requiring the Registered Holder(s) to exercise this Representatives' Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

          (e) The Company shall furnish to each Registered Holder participating in an offering covered by a registration statement filed pursuant to this Agreement a signed counterpart, addressed to such Registered Holder, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
(ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          (f) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

          (g) The Company shall deliver promptly to each Registered Holder participating in the offering who shall have requested in writing the correspondence and memoranda described below and to the managing underwriters, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Registered Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Registered Holder or underwriter shall reasonably request.

          (h) The Company agrees that until all the Warrant Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Warrant Securities to sell such securities under Rule 144.

          (i) For purposes of this Agreement, the term "majority" in reference to the Registered Holder(s) of Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     14.4 INDEMNIFICATION.  The sellers of Warrant Securities shall be
          ---------------
indemnified by the Company in the same manner as is contained in Section 10(a)(d) and (e) of the Agreement, with respect to such post-effective amendments, additional registration statements and prospectuses, to the same extent as the Underwriters are covered by indemnity agreements under such Sections from the Company with respect to the Registration Statement. Each seller of Warrant Securities shall indemnify the Company and any Underwriter in the same manner as is contained in Section 10(b), (d), (e) and (f) of the Agreement, with respect to such post-effective amendments, additional registration statements and prospectuses, to the same extent as the Company and Underwriters are covered by the indemnity provisions under such Sections from the Selling Stockholders (as defined in the Agreement) with respect to the Registration Statement.

     14.5 SURVIVAL.  The rights and obligations set forth in this Section 14
          --------
shall survive the exercise and surrender of this Representatives' Warrant.

                                  SECTION 15

                                 MISCELLANEOUS
                                 -------------

     15.1 ORIGINAL ISSUE TAXES.  The Company will pay all United States, state
          --------------------
and local (but not foreign) original issue taxes, if any, upon the issuance of this Representatives' Warrant or the Common Stock deliverable upon exercise hereof.

     15.2 AMENDMENT AND WAIVER.  Except as otherwise provided herein, the
          --------------------
provisions of the Representatives' Warrants may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders representing at least fifty percent (50%) of the shares of Common Stock obtainable upon the exercise of this Representatives' Warrant outstanding at the time of such consent.

     15.3 NOTICES.  Any notices required to be sent to a Registered Holder of
          -------
this Representatives' Warrant or of any Common Stock purchased upon the exercise hereof will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by registered or certified mail, postage prepaid, and will be deemed to have been given when so delivered in person or on the third business day following the date so sent by mail. Whether or not Fechtor, Detwiler shall then be a Registered Holder, a copy of any notice sent to such a Registered Holder shall be sent to each of them, in the manner provided above, at the following address:

          Fechtor, Detwiler & Co., Inc.
          70 East 55/th/ Street, 24/th/ Floor
          New York, NY  10022
          (212) 888-0808  Telephone No.
          (212) 888-8008  Fax No.
          Attn:______________________________
          and

          Fechtor, Detwiler & Co., Inc.
          2255 Glades Road
          Suite 234W
          Boca Raton, FL  33431
          (561) 998-1577  Telephone No.
          (561) 998-0370  Fax No.
          Attn:  Maurice Buchsbaum,

          with a copy to:

          Proskauer Rose Goetz & Mendelsohn LLP
          2255 Glades Road, Suite 340 West
          Boca Raton, FL 33431
          Attn:  Christopher C. Wheeler, Esq.
                 Donald E. Thompson, II, Esq.
          (561) 241-7400 Telephone No.
          (561) 241-7145 Fax No.


     15.4 DESCRIPTIVE HEADINGS; GOVERNING LAW.  The descriptive headings of the
          -----------------------------------
sections and paragraphs of this Representatives' Warrant are inserted for convenience only and do not constitute a part of this Representatives' Warrant. The construction, validity, and interpretation of this Representatives' Warrant will be governed by the laws of the Commonwealth of Massachusetts, without giving effect to choice of law or conflict of laws principals thereof.


     IN WITNESS WHEREOF, the Company has caused the Warrant to be executed and attested by its duly authorized officers under its corporate seal.

                              SIGNATURE EYEWEAR, INC.,
                              a California corporation



                              By:____________________________
                              Name:__________________________
                              Title:_________________________



[Corporate Seal]



Attest:

__________________________
Name:_____________________
Title:____________________

                                                                       EXHIBIT I
                                                                       ---------


                              EXERCISE AGREEMENT
                              ------------------


To:                                           Dated:

     THE UNDERSIGNED Registered Holder, pursuant to the provisions set forth in the within Representatives' Warrant, hereby subscribes for and purchases _______ shares of Common Stock covered by such Representatives' Warrant and herewith either makes full cash payment of $______________ for such Common Stock or otherwise tenders that number of the Warrants for cashless exercise as is permitted by Section 3.3 thereof, at the Exercise Price provided by such Representatives' Warrant.


                              ________________________________
                              (Signature)


                              ________________________________
                              (Print or type name)


                              ________________________________
                              (Address)

                              ________________________________

                              ________________________________


     NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Representatives' Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be Medallion guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, Boca Raton or Miami, Florida, or Boston, Massachusetts, or by a firm having membership on a registered national securities exchange and an notice in New York, New York, Boca Raton or Miami, Florida, or Boston, Massachusetts.


                              SIGNATURE GUARANTEE

Authorized Signature:_________________________________________________________

Name of Bank or Firm:_________________________________________________________

Dated:________________________________________________________________________

                                                                      EXHIBIT II
                                                                      ----------


                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, _____________________________________, the undersigned
Registered Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Representatives' Warrant with respect to the number of Securities covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint ______________________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

-----------------------------------------------------------------------------
                                             No. of Shares
Name of Assignee      Address of Assignee   of Common Stock   No. of Warrants
-------------------   -------------------   ---------------   ---------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Dated:______________________        _________________________________________
                                    (Signature of Registered Holder)


                                    _________________________________________
                                    (Print or type name)


     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Representatives' Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be Medallion guaranteed by a bank, other than a savings bank, having an office or correspondent in New York, New York, Boca Raton or Miami, Florida, or Boston, Massachusetts, or by a firm having membership on a registered national securities exchange and an office in New York, New York, Boca Raton or Miami, Florida, or Boston, Massachusetts.


                              SIGNATURE GUARANTEE


Authorized Signature:_________________________________________________________

Name of Bank or Firm:_________________________________________________________

Dated:________________________________________________________________________